CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): June 25, 2012

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers

As previously disclosed in our recent filings, we have been experiencing severe working capital shortages. Unfortunately, this shortage has prevented us from being able to pay the premiums associated with our Director and Officer Insurance; consequently, two of our remaining directors, Mr. Lenard Reyno and Dr. Robert Beart, informed us that they must resign. As a result, we only have one independent director serving on our board at this time, Michael Boswell. Neither Mr. Reyno nor Dr. Beart is resigning due to any disagreements with us and each have stated that they would continue to work with the company in an advisory or consulting role.

We sent a copy of this disclosure to Mr. Reyno or Dr. Beart prior to filing this 8-K and each agree with the statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name:	Douglas MacLellan
Title:	Chief Executive Officer

Dated: June 26, 2012